18 E. Dover Street
Easton, Maryland 21601
Phone (410) 763-7800
PRESS RELEASE
Shore Bancshares, Inc. Reports 2026 First Quarter Results
Easton, Maryland (April 23, 2026) – Shore Bancshares, Inc. (NASDAQ – SHBI) (the “Company” or “Shore Bancshares”), the holding company for Shore United Bank, N.A. (the “Bank”), reported record net income for the first quarter of 2026 of $17.1 million, or $0.51 per diluted common share, compared to net income of $15.9 million, or $0.48 per diluted common share, for the fourth quarter of 2025, and net income of $13.8 million, or $0.41 per diluted common share, for the first quarter of 2025.
First Quarter 2026 Highlights
•Net Income – Net income for the first quarter of 2026 increased $1.2 million to a record $17.1 million from $15.9 million in the fourth quarter of 2025. Net income increased primarily due to an increase in net interest income of $2.4 million and a decrease in the provision for credit losses of $2.7 million, partially offset by lower noninterest income of $1.7 million and an increase in noninterest expense of $1.6 million. The lower noninterest income was due to a one-time receipt of insurance proceeds in the fourth quarter of 2025.
•Return on Average Assets (“ROAA”) – The Company reported ROAA of 1.12% for the first quarter of 2026, compared to 1.02% for the fourth quarter of 2025 and 0.91% for the first quarter of 2025. Adjusted ROAA – non-U.S. generally accepted accounting principles (“GAAP”)(1) was 1.22% for the first quarter of 2026, compared to 1.11% for the fourth quarter of 2025 and 1.02% for the first quarter of 2025.
•Net Interest Margin (“NIM”) – Net interest income for the first quarter of 2026 increased $2.4 million to $52.6 million compared to the fourth quarter of 2025. NIM increased 21 basis points (“bps”) to 3.64% during the first quarter of 2026 compared to the fourth quarter of 2025. NIM excluding accretion(1) increased for the comparable periods from 3.24% to 3.35%. Excluding accretion interest, loan yields decreased 1 bp and funding costs decreased 13 bps for the comparable periods. Net interest income increased due to accelerated accretion due to loan payoffs coupled with a lower cost of deposits and lower long-term borrowing expenses. These favorable changes were partially offset by lower yields on interest-bearing deposits with other institutions.
•Book Value per Share – Book value per share increased to $18.02 at March 31, 2026 from $17.65 at December 31, 2025 and $16.55 at March 31, 2025.
•Asset Quality – Nonperforming assets were 1.10% of total assets at March 31, 2026, an increase from 0.69% at December 31, 2025 and 0.31% at March 31, 2025. Classified assets were 1.38% of total assets at March 31, 2026, an increase when compared to 0.96% at December 31, 2025 and 0.36% at March 31, 2025. The allowance for credit losses (“ACL”) was $58.5 million at March 31, 2026, compared to $58.8 million at December 31, 2025 and $58.0 million at March 31, 2025. The ACL as a percentage of loans increased to 1.21% at March 31, 2026 compared to 1.20% at December 31, 2025 and remained flat compared to March 31, 2025.
•Operating Leverage – The efficiency ratio for the first quarter of 2026 was 61.97%, compared to 60.06% in the fourth quarter of 2025 and 63.64% for the first quarter of 2025. The adjusted efficiency ratio – non-GAAP(1), which excludes amortization of intangibles, was 58.57% for the first quarter of 2026, compared to 56.59% for the fourth quarter of 2025 and 59.25% for the first quarter of 2025. Management anticipates ongoing expense management of professional services and technology investments will result in continued improvements in operating leverage over time.
“Shore Bancshares delivered another strong quarter to begin 2026, with higher net income, expanding net interest margin and continued growth in book value per share,” stated James (“Jimmy”) M. Burke, President and Chief Executive Officer of Shore Bancshares. “Lower funding costs, accelerated loan repricing and disciplined balance sheet management drove record net interest income and record profitability during the quarter. We also continued to make progress improving our core operating performance while maintaining prudent expense control.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

“Although nonperforming and classified assets increased during the quarter, overall asset quality remains sound and is supported by strong collateral values, conservative underwriting and solid reserve levels. We remain focused on managing risk, strengthening operating leverage and building long-term value for our shareholders as we move through 2026.”
Balance Sheet Review
Total assets were $6.21 billion at March 31, 2026, a decrease of $52.8 million, or 0.8%, when compared to $6.26 billion at December 31, 2025. The decrease was primarily due to a decrease in our loan portfolio of $52.3 million and a decrease in cash and cash equivalents of $14.7 million, which were partially offset by an increase in our investment securities portfolio of $22.5 million. The decrease in cash and cash equivalents was primarily driven by seasonal run-off of the municipal deposits. Total assets increased $29.5 million, or 0.5%, from $6.18 billion when compared to March 31, 2025.
Non-owner occupied commercial real estate (“CRE”) loans were $2.14 billion and $2.15 billion, and as a percentage of the Bank’s Tier 1 Capital + ACL were 333% and 343% at March 31, 2026 and December 31, 2025, respectively.
CRE loans (excluding land and construction) were $2.60 billion at March 31, 2026 compared to $2.64 billion at December 31, 2025. The office CRE loan portfolio, which includes owner occupied and non-owner occupied CRE loans, was $480.9 million, or 9.9% of total loans at March 31, 2026. The following table provides the stratification of the classes of CRE loans (excluding land and construction) at March 31, 2026.

	March 31, 2026
	Owner Occupied			Non-Owner Occupied
($ in thousands)	Average LTV(1)	Average Loan Size	Loan Balance(2)	Average LTV(1)	Average Loan Size	Loan Balance(2)
Office, medical	45.25%	$597	$28,074	47.74%	$1,746	$85,570
Office, govt. or govt. contractor	49.80	875	6,999	53.80	3,057	62,308
Office, other	46.58	467	84,074	48.66	1,328	213,825
Office, total	46.43	507	119,147	48.91	1,574	361,703
Retail	49.55	610	65,223	48.07	2,554	482,785
Multifamily (5+ units)	—	—	—	54.46	2,353	261,226
Hotel/motel	—	—	—	44.46	4,056	190,614
Industrial/warehouse	45.74	654	92,883	46.49	1,412	184,927
Commercial-improved	41.57	1,182	217,492	50.02	1,291	160,134
Marine/boat slips	32.52	804	17,696	36.45	1,472	7,359
Restaurant	47.86	976	54,657	48.40	1,008	41,310
Church	33.03	861	56,797	13.18	2,354	2,354
Land/lot loans	44.54	551	1,103	—	—	—
Other	40.21	1,440	119,558	32.94	543	162,847
Total CRE loans, gross	43.14	830	$744,556	44.39	1,584	$1,855,259
(1)Loan-to-value (“LTV”) is determined based on latest available appraisal against current bank owned principal. Loans without an updated appraisal utilized the original transaction value.
(2)Loan balance includes deferred fees and costs.
The office CRE loan portfolio included loans to medical tenants of $113.6 million, or 23.6% of the total office CRE loan portfolio, at March 31, 2026. The office CRE loan portfolio also included loans to government or government contractor tenants of $69.3 million, or 14.4% of the total office CRE loan portfolio for the same period. At March 31, 2026, the average loan debt service coverage ratio on the office CRE loan portfolio was 1.7x and the average LTV was 47.66%.
The 467 loans in the office CRE portfolio at March 31, 2026 had an average loan size of $1.0 million and a median loan size of $378 thousand. LTV estimates for the office CRE portfolio at March 31, 2026 are summarized below and LTV collateral values are based on the most recent appraisal, which may vary from the appraised value at loan origination.

LTV Range ($ in thousands)	Loan Count	Loan Balance	% of Office CRE
Less than or equal to 50%	234	$167,305	34.8%
Greater than 50% and less than or equal to 60%	75	122,649	25.5
Greater than 60% and less than or equal to 70%	92	142,127	29.6
Greater than 70% and less than or equal to 80%	52	37,694	7.8
Greater than 80%	14	11,075	2.3
Total	467	$480,850	100.0%
There were 17 office CRE loans with balances greater than $5.0 million, totaling $164.8 million at March 31, 2026 and totaling $166.1 million at December 31, 2025. The decrease in this portfolio segment was the result of normal amortization. 81.1% of the office CRE loan balance was secured by properties in rural or suburban areas with limited exposure to metropolitan cities and 97.5% was secured by properties with five stories or less. $28.7 million of these loan balances were classified as special mention or substandard at March 31, 2026. There were no charge-offs within the office CRE portfolio during the three months ended March 31, 2026.
Nonperforming assets were $68.4 million and $43.2 million, or 1.10% and 0.69% of total assets, as of March 31, 2026 and December 31, 2025, respectively. Nonperforming assets primarily consist of two large relationships with an aggregate loan balance of $45.6 million. These nonperforming loans primarily consists of multifamily and office commercial real estate based in North Carolina and Virginia. As of March 31, 2026, these loans are well-secured by collateral and required minimal individual reserves. When comparing March 31, 2026 to March 31, 2025, nonperforming assets increased $49.5 million, primarily due to an increase in nonaccrual loans of $49.6 million and an increase in repossessed marine and auto loans of $806 thousand, partially offset by a decrease in loans 90 days past due and accruing of $894 thousand. Substandard loans, which include nonaccrual loans and accruing loans 90 days or more past due were $82.3 million at March 31, 2026 compared to $57.4 million at December 31, 2025 and $19.4 million at March 31, 2025.
Special mention loans increased to $97.8 million at March 31, 2026 compared to $73.4 million at December 31, 2025 and $33.5 million at March 31, 2025. As of March 31, 2026, there were six special mention loans with individual balances greater than $5.0 million, totaling $79.1 million. These loans consist primarily of multifamily commercial real estate and other commercial real estate exposures that are well-collateralized, and the Company continues to closely monitor their cash flows. Management does not currently expect material losses on these credits and is actively engaged in credit oversight and timely execution of workout strategies.
Total deposits decreased $72.2 million from December 31, 2025 to $5.46 billion at March 31, 2026 and increased $1.3 million when compared to March 31, 2025. The year-to-date decrease in total deposits was primarily due to a decrease in interest-bearing deposits of $39.7 million, a decrease in noninterest-bearing deposits of $20.5 million and a decrease in money market and savings accounts of $19.3 million. These decreases were partially offset by an increase in time deposits of $7.3 million. Core deposits, which exclude municipal deposits, increased by $25.3 million, or 0.6%, during the same period.
Total funding, which includes customer deposits, Federal Home Loan Bank (“FHLB”) advances and brokered deposits, was $5.46 billion at March 31, 2026, compared to $5.53 billion at December 31, 2025. The Company had no FHLB advances at March 31, 2026 and December 31, 2025. Brokered deposits were $11.0 million and $10.9 million at March 31, 2026 and December 31, 2025, respectively. Total reciprocal deposits were $1.42 billion and $1.52 billion at March 31, 2026 and December 31, 2025, respectively.
Uninsured deposits were $933.0 million, or 17.1% of total deposits, at March 31, 2026. Uninsured deposits, excluding deposits secured with pledged collateral, were $786.0 million, or 14.4% of total deposits, at March 31, 2026. At March 31, 2026, the available liquidity was $1.82 billion, including $340.8 million in cash and cash equivalents, $328.0 million in unpledged securities, $777.6 million in secured borrowing capacity at the FHLB and $376.3 million in unsecured lines of credit with other correspondent banks.
Total stockholders’ equity increased $12.8 million, or 2.2%, when compared to December 31, 2025, primarily due to current year earnings, partially offset by cash dividends paid and an increase in accumulated other comprehensive losses. As of March 31, 2026 and 2025, the ratio of total equity to total assets was 9.71% and 8.94%, respectively. As of March 31, 2026, the ratio of total tangible equity to total tangible assets(1) was 8.37%, compared to 8.06% and 7.46% as of December 31, 2025 and March 31, 2025, respectively. The Company’s Tier 1 and Total Risk-Based Capital Ratios at March 31, 2026 were 11.60% and 14.08%, respectively.

(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

Review of Quarterly Financial Results
Net interest income was $52.6 million for the first quarter of 2026, compared to $50.2 million for the fourth quarter of 2025 and $45.9 million for the first quarter of 2025. The increase in net interest income when compared to the fourth quarter of 2025 was primarily due to a decrease in interest expense on deposits of $3.0 million, a decrease in interest expense on long-term borrowings of $608 thousand and a decrease of $246 thousand in interest expense on short-term borrowings. The decrease in interest expense on long-term borrowings is due to a new debt issuance of $60 million during the fourth quarter 2025, which replaced $45 million of subordinated debt that was redeemed at the end of the fourth quarter 2025. These favorable changes were partially offset by a decrease in interest income on loans of $1.3 million and a decrease in interest income on deposits at other banks of $352 thousand. The increase in net interest income was $6.7 million when compared to the first quarter of 2025, and was primarily due to a decrease in interest expense on deposits of $3.8 million, an increase in interest and fees on loans of $3.3 million and a decrease in interest expense on short-term borrowings of $598 thousand. These favorable changes were partially offset by a decrease in interest on deposits with other banks of $951 thousand and an increase in interest expense on long-term borrowings of $207 thousand. The decrease in interest expense on deposits is reflective of the rate reductions during 2025.
The Company’s NIM increased to 3.64% for the first quarter of 2026 from 3.43% for the fourth quarter of 2025, primarily due to lower interest expense on deposits. NIM excluding accretion increased for the comparable periods from 3.24% to 3.35%. Excluding accretion interest income, loan yields decreased 1 bp and funding costs decreased 13 bps for the comparable periods. Interest expense for the first quarter of 2026 decreased $3.9 million compared to the fourth quarter of 2025, primarily due to lower rates during the quarter and the absence of the write-offs of merger-related interest rate marks on certain deposit products in the fourth quarter of 2025. The Company’s NIM increased to 3.64% for the first quarter of 2026 from 3.21% for the first quarter of 2025. The Company’s average interest-earning asset yield increased to 5.44% for the first quarter of 2026 from 5.32% for the first quarter of 2025, while the average cost of funds decreased 30 bps to 1.90% from 2.20% for the same periods.
The provision for credit losses was $85 thousand for the three months ended March 31, 2026. The comparable amounts were $2.8 million for the three months ended December 31, 2025 and $1.0 million for the three months ended March 31, 2025. The decrease in the provision for credit losses for the first quarter of 2026 compared to the fourth quarter of 2025 was due to lower reserves resulting from lower loan balances and recoveries of certain charged-off loans, partially offset by the absence by the large charge-off driven by a commercial real estate loan in the fourth quarter of 2025. Coverage ratios increased to 1.21% at March 31, 2026 from 1.20% at December 31, 2025, and remained flat compared to March 31, 2025. Net charge-offs decreased to $847 thousand for the first quarter of 2026 compared to $3.6 million for the fourth quarter of 2025 and $554 thousand for the first quarter of 2025. The decrease was driven by the absence of the large commercial real estate write-down in the fourth quarter of 2025 and recoveries of previous write-downs of $409 thousand during the quarter.
Total noninterest income for the first quarter of 2026 was $7.2 million, a decrease of $1.7 million from $8.9 million for the fourth quarter of 2025, and an increase of $110 thousand from $7.1 million for the first quarter of 2025. When comparing the first quarter of 2026 to the fourth quarter of 2025, the decrease in noninterest income was primarily due to the absence of a one-time receipt of insurance proceeds in the fourth quarter of 2025.
Total noninterest expense of $37.1 million for the first quarter of 2026 increased $1.6 million compared to $35.5 million for the fourth quarter of 2025, and increased $3.3 million compared to $33.7 million for the first quarter of 2025. The increase from the fourth quarter of 2025 was primarily due to salaries and employee benefit expenses increasing $1.1 million and professional service fees increasing $368 thousand. The increase in salaries and employee benefits are primarily related to higher health care costs and one-time employee incentive related expense. The increase from the first quarter of 2025 was primarily due to an increase in salaries and employee benefits expense of $3.2 million and an increase in software and data processing costs of $449 thousand, partially offset by a decrease in amortization of other intangible assets of $298 thousand.
The efficiency ratio for the first quarter of 2026 when compared to the fourth quarter of 2025 and the first quarter of 2025 was 61.97%, 60.06% and 63.64%, respectively. Adjusted efficiency ratios – non-GAAP(1) for the same periods were 58.57%, 56.59% and 59.25%, respectively.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
This news release contains statements relating to future events or our future results that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in other documents filed with or furnished to the Securities and Exchange Commission, and our senior management may make forward-looking statements orally to investors, analysts, representatives of the media, and others. Forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend,” “potential,” “target,” “plan,” “goal,” or words of similar meaning, or future or conditional verbs such as “could,” “would,” or “may.” Forward-looking statements include statements of our goals, intentions, or expectations; statements regarding our business plans, prospects, growth, or operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.
Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. We caution that the forward-looking statements are based largely on our expectations and information available at the time the statements are made and are subject to known and unknown risks and uncertainties that are subject to change based on factors, which in many instances are beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. You should bear this in mind when reading this news release and not place undue reliance on these forward-looking statements.
The factors that could cause actual results to differ materially from those expressed in such forward-looking statements include, but are not limited to, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2025, and in any subsequent filings with the Securities and Exchange Commission and the following: local, regional and global business, economic and political conditions and geopolitical events; changes in laws, rules and regulatory requirements, including capital and liquidity requirements; changes in consumer and business confidence, investor sentiment, and consumer spending and savings behavior; changes in the level of inflation; changes in monetary and fiscal policies; changes in trade policies, including the imposition of tariffs and retaliatory responses; changes in the demand for loans, deposits, and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; changes in FDIC assessments; changes in the interest rate environment; changes in income tax laws and regulations; our ability to manage effectively our capital and liquidity; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; changes in credit ratings assigned to us; competitive pressures among financial services companies; technology changes instituted by us, our counterparties, or competitors; the ability to attract, develop, and retain qualified employees; change in federal government enforcement of federal laws affecting the cannabis industry; our ability to maintain the security of our financial, accounting, technology, data processing and other operational systems and facilities; our ability to effectively defend ourselves against cyber-attacks and other attempts by unauthorized parties to access our information or information of our customers or to disrupt our systems; our ability to withstand disruptions that may be caused by any failure of our operational systems or those of third parties; our ability to control expenses; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; and the impact of natural or man-made disasters or calamities, including health emergencies, the spread of infectious diseases, epidemics or pandemics, an outbreak or escalation of hostilities or other geopolitical instabilities, the effects of climate change or extraordinary events beyond our control.
Forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
For further information contact: Charles S. Cullum, Executive Vice President, and Chief Financial Officer, (410) 260-2042

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited)

						Q1 2026 vs.		Q1 2026 vs.
($ in thousands, except per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2025		Q1 2025
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$52,644	$50,294	$48,501	$47,244	$45,979	4.7%		14.5%
Less: Taxable-equivalent adjustment	89	92	83	81	81	(3.3)		9.9
Net interest income	52,555	50,202	48,418	47,163	45,898	4.7		14.5
Provision for credit losses	85	2,827	2,992	1,528	1,028	(97.0)		(91.7)
Noninterest income	7,244	8,906	7,938	9,406	7,134	(18.7)		1.5
Noninterest expense	37,056	35,499	34,379	34,410	33,747	4.4		9.8
Income before income taxes	22,658	20,782	18,985	20,631	18,257	9.0		24.1
Income tax expense	5,570	4,895	4,637	5,124	4,493	13.8		24.0
NET INCOME	$17,088	$15,887	$14,348	$15,507	$13,764	7.6		24.1

Adjusted net income – non-GAAP(1)	$18,581	$17,416	$15,889	$17,215	$15,481	6.7%		20.0%
Pre-tax pre-provision net income – non-GAAP(1)	22,743	23,609	21,977	22,159	19,285	(3.7)		17.9

Return on average assets – GAAP	1.12%	1.02%	0.95%	1.03%	0.91%	10	bp	21	bp
Adjusted return on average assets – non-GAAP	1.22	1.11	1.05	1.15	1.02	11		20
Return on average common equity – GAAP	11.55	10.79	9.96	11.13	10.20	76		135
Return on average tangible common equity – non-GAAP(1)	14.83	14.10	13.27	14.99	14.05	73		78
Net interest spread	2.80	2.48	2.45	2.37	2.27	32		53
Net interest margin	3.64	3.43	3.41	3.34	3.21	21		43
Efficiency ratio – GAAP	61.97	60.06	61.00	60.83	63.64	191		(167)
Adjusted efficiency ratio – non-GAAP(1)	58.57	56.59	57.30	56.73	59.25	198		(68)
Noninterest income to average assets	0.48	0.57	0.52	0.63	0.47	(9)		1
Noninterest expense to average assets	2.43	2.27	2.27	2.29	2.23	16		20
Net operating expense to average assets – GAAP	1.96	1.70	1.74	1.67	1.76	26		20
Net operating expense to average assets – non-GAAP(1)	1.83	1.57	1.61	1.51	1.61	26		22

PER SHARE DATA
Basic net income per common share	$0.51	$0.48	$0.43	$0.46	$0.41	6.3%		24.4%
Diluted net income per common share	0.51	0.48	0.43	0.46	0.41	6.3		24.4
Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	18.02	17.65	17.27	16.94	16.55	2.1		8.9
Tangible book value per common share at period end – non-GAAP(1)	15.30	14.87	14.43	14.03	13.58	2.9		12.7
Common share market value at period end	18.68	17.68	16.41	15.72	13.54	5.7		38.0
Common share intraday price:
High	$20.68	$19.22	$17.67	$15.88	$17.24	7.6%		20.0%
Low	17.98	14.93	14.96	11.47	13.15	20.4		36.7
____________________________________
(1)See the Reconciliation of GAAP and Non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) – Continued

						Q1 2026 vs.	Q1 2026 vs.
($ in thousands, except per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2025	Q1 2025
AVERAGE BALANCE SHEET DATA
Loans	$4,887,488	$4,909,619	$4,884,003	$4,833,558	$4,784,991	(0.5)%	2.1%
Investment securities	666,376	653,639	664,535	683,680	664,655	1.9	0.3
Earning assets	5,823,244	5,843,816	5,658,981	5,660,409	5,768,080	(0.4)	1.0
Assets	6,174,655	6,206,753	6,020,574	6,021,385	6,129,241	(0.5)	0.7
Deposits	5,438,914	5,452,082	5,280,252	5,297,567	5,417,514	(0.2)	0.4
FHLB advances	—	20,108	52,391	50,000	50,000	(100.0)	(100.0)
Subordinated debt & TRUPS	89,024	104,752	74,363	74,102	73,840	(15.0)	20.6
Stockholders’ equity	600,212	584,209	571,247	558,952	547,443	2.7	9.6

CREDIT QUALITY DATA
Net charge-offs	$847	$3,619	$1,825	$649	$554	(76.6)%	52.9%

Nonaccrual loans	$64,958	$39,960	$24,378	$16,782	$15,402	62.6%	321.8%
Loans 90 days past due and still accruing	—	255	153	215	894	(100.0)	(100.0)
Other real estate owned and repossessed property	3,414	2,992	3,552	2,636	2,608	14.1	30.9
Total nonperforming assets	$68,372	$43,207	$28,083	$19,633	$18,904	58.2	261.7

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) – Continued

						Q1 2026 vs.		Q1 2026 vs.
($ in thousands, except per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2025		Q1 2025
CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets – GAAP	9.71%	9.42%	9.19%	9.36%	8.94%	29	bp	77	bp
Period-end tangible equity to tangible assets – non-GAAP(1)	8.37	8.06	7.80	7.88	7.46	31		91

Annualized net charge-offs to average loans	0.07%	0.29%	0.15%	0.05%	0.05%	(22)	bp	2	bp

Allowance for credit losses as a percent of:
Period-end loans	1.21%	1.20%	1.22%	1.21%	1.21%	1	bp	—	bp
Period-end nonaccrual loans	90.03	147.24	244.29	348.49	376.85	(5,721)		(28,682)
Period-end nonperforming assets	85.53	136.17	212.06	297.88	307.04	(5,064)		(22,151)

As a percent of total loans at period-end:
Nonaccrual loans	1.34%	0.82%	0.50%	0.35%	0.32%	52	bp	102	bp

As a percent of total loans, other real estate owned and repossessed property at period-end:
Nonperforming assets	1.41%	0.88%	0.57%	0.41%	0.40%	53	bp	101	bp

As a percent of total assets at period-end:
Nonaccrual loans	1.05%	0.64%	0.39%	0.28%	0.25%	41	bp	80	bp
Nonperforming assets	1.10	0.69	0.45	0.33	0.31	41		79
____________________________________
(1)See the Reconciliation of GAAP and Non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) – Continued

						Q1 2026 vs.		Q1 2026 vs.
($ in thousands)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2025		Q1 2025
Company Amounts
Common Equity Tier 1 Capital	$525,849	$510,729	$496,709	$483,947	$470,223	2.96%		11.83%
Tier 1 Capital	556,096	540,897	526,794	513,952	500,149	2.81		11.19
Total Capital	674,811	660,451	627,055	618,793	603,928	2.17		11.74
Risk-Weighted Assets	4,794,374	4,852,573	4,867,237	4,890,679	4,823,833	(1.20)		(0.61)

Company Ratios
Common Equity Tier 1 Capital to Risk-Weighted Assets (“RWA”)	10.97%	10.52%	10.21%	9.90%	9.75%	45	bp	122	bp
Tier 1 Capital to RWA	11.60	11.15	10.82	10.51	10.37	45		123
Total Capital to RWA	14.08	13.61	12.88	12.65	12.52	47		156
Tier 1 Capital to AA (Leverage)(2)	9.12	8.82	8.86	8.65	8.27	30		85

Bank Amounts
Common Equity Tier 1 Capital	$583,733	$569,183	$559,212	$546,630	$534,824	2.56%		9.14%
Tier 1 Capital	583,733	569,183	559,212	546,630	534,824	2.56		9.14
Total Capital	643,627	629,746	620,034	607,235	594,550	2.20		8.25
Risk-Weighted Assets	4,791,223	4,844,639	4,864,871	4,888,558	4,821,975	(1.10)		(0.64)

Bank Ratios
Common Equity Tier 1 Capital to RWA	12.18%	11.75%	11.49%	11.18%	11.09%	43	bp	109	bp
Tier 1 Capital to RWA	12.18	11.75	11.49	11.18	11.09	43		109
Total Capital to RWA	13.43	13.00	12.75	12.42	12.33	43		110
Tier 1 Capital to AA (Leverage)(2)	9.58	9.30	9.41	9.20	8.84	28		74

Shore Bancshares, Inc.
Consolidated Balance Sheets

						March 31, 2026	March 31, 2026
						compared to	compared to
($ in thousands, except per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	March 31, 2025
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$44,054	$50,164	$62,289	$54,512	$46,886	(12.2)%	(6.0)%
Interest-bearing deposits with other banks	296,768	305,402	354,224	130,472	342,120	(2.8)	(13.3)
Cash and cash equivalents	340,822	355,566	416,513	184,984	389,006	(4.1)	(12.4)
Investment securities:
Available for sale, at fair value	264,026	220,358	181,720	187,679	179,148	19.8	47.4
Held to maturity, net of allowance for credit losses	393,615	414,827	433,440	459,246	469,572	(5.1)	(16.2)
Equity securities, at fair value	6,195	6,186	6,113	6,010	5,945	0.1	4.2
Restricted securities, at cost	18,003	17,989	20,364	20,412	20,411	0.1	(11.8)
Loans held for sale, at fair value	24,034	32,540	21,500	34,319	15,717	(26.1)	52.9
Loans held for investment	4,848,030	4,900,302	4,882,969	4,827,628	4,777,489	(1.1)	1.5
Less: allowance for credit losses	(58,481)	(58,836)	(59,554)	(58,483)	(58,042)	(0.6)	0.8
Loans, net	4,789,549	4,841,466	4,823,415	4,769,145	4,719,447	(1.1)	1.5

Premises and equipment, net	80,137	80,168	80,812	81,426	81,692	—	(1.9)
Goodwill	63,266	63,266	63,266	63,266	63,266	—	—
Other intangible assets, net	27,742	29,722	31,722	33,761	36,033	(6.7)	(23.0)
Right-of-use assets	10,102	10,523	10,896	11,052	11,709	(4.0)	(13.7)
Cash surrender value on life insurance	106,684	105,839	105,055	105,860	105,040	0.8	1.6
Accrued interest receivable	20,676	18,551	20,408	19,821	20,555	11.5	0.6
Deferred income taxes	29,752	29,825	30,328	30,972	31,428	(0.2)	(5.3)
Other assets	31,460	31,992	32,927	29,921	27,594	(1.7)	14.0
TOTAL ASSETS	$6,206,063	$6,258,818	$6,278,479	$6,037,874	$6,176,563	(0.8)	0.5

Shore Bancshares, Inc.
Consolidated Balance Sheets – Continued

						March 31, 2026	March 31, 2026
						compared to	compared to
($ in thousands, except per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	March 31, 2025
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
LIABILITIES
Deposits:
Noninterest-bearing	$1,567,425	$1,587,953	$1,594,212	$1,575,120	$1,565,017	(1.3)%	0.2%
Interest-bearing checking	812,847	852,585	851,963	763,309	852,480	(4.7)	(4.6)
Money market and savings	1,795,619	1,814,928	1,790,001	1,691,438	1,800,529	(1.1)	(0.3)
Time deposits	1,274,766	1,267,487	1,281,132	1,273,285	1,242,319	0.6	2.6
Brokered deposits	10,963	10,911	10,857	10,806	—	0.5	—
Total deposits	5,461,620	5,533,864	5,528,165	5,313,958	5,460,345	(1.3)	—
FHLB advances	—	—	50,000	50,000	50,000	—	(100.0)
Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”), net	30,247	30,168	30,085	30,005	29,926	0.3	1.1
Subordinated debt, net	58,782	58,893	44,409	44,236	44,053	(0.2)	33.4
Total borrowings	89,029	89,061	124,494	124,241	123,979	—	(28.2)
Lease liabilities	10,608	11,027	11,395	11,541	12,183	(3.8)	(12.9)
Other liabilities	42,092	34,993	37,218	22,940	27,586	20.3	52.6
TOTAL LIABILITIES	5,603,349	5,668,945	5,701,272	5,472,680	5,624,093	(1.2)	(0.4)
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value per share	335	334	334	334	333	0.3	0.6
Additional paid-in capital	361,013	360,554	359,939	359,063	358,572	0.1	0.7
Retained earnings	246,636	233,578	221,693	211,400	199,898	5.6	23.4
Accumulated other comprehensive loss	(5,270)	(4,593)	(4,759)	(5,603)	(6,333)	14.7	(16.8)
TOTAL STOCKHOLDERS’ EQUITY	602,714	589,873	577,207	565,194	552,470	2.2	9.1
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,206,063	$6,258,818	$6,278,479	$6,037,874	$6,176,563	(0.8)	0.5

Shares of common stock issued and outstanding	33,451,063	33,413,503	33,421,672	33,374,265	33,374,265	0.1	0.2
Book value per common share at period end	$18.02	$17.65	$17.27	$16.94	$16.55	2.1	8.9

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited)

						Q1 2026 vs.	Q1 2026 vs.
($ in thousands, except per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2025	Q1 2025
INTEREST INCOME
Interest on loans	$70,814	$72,092	$70,693	$69,607	$67,516	(1.8)%	4.9%
Interest and dividends on taxable investment securities	5,114	5,010	5,036	5,331	5,001	2.1	2.3
Interest and dividends on tax-exempt investment securities	6	6	6	6	6	—	—
Interest on deposits with other banks	2,458	2,810	1,215	1,588	3,409	(12.5)	(27.9)
Total interest income	78,392	79,918	76,950	76,532	75,932	(1.9)	3.2

INTEREST EXPENSE
Interest on deposits	24,264	27,289	26,474	27,370	28,070	(11.1)	(13.6)
Interest on short-term borrowings	—	246	640	605	598	(100.0)	(100.0)
Interest on long-term borrowings	1,573	2,181	1,418	1,394	1,366	(27.9)	15.2
Total interest expense	25,837	29,716	28,532	29,369	30,034	(13.1)	(14.0)

NET INTEREST INCOME	52,555	50,202	48,418	47,163	45,898	4.7	14.5
Provision for credit losses	85	2,827	2,992	1,528	1,028	(97.0)	(91.7)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	52,470	47,375	45,426	45,635	44,870	10.8	16.9

NONINTEREST INCOME
Service charges on deposit accounts	1,596	1,663	1,599	1,519	1,514	(4.0)	5.4
Trust and investment fee income	1,137	1,042	898	942	823	9.1	38.2
Mortgage banking revenue	1,450	1,181	1,278	2,379	1,240	22.8	16.9
Interchange credits	1,698	1,862	1,858	1,788	1,577	(8.8)	7.7
Other noninterest income	1,363	3,158	2,305	2,778	1,980	(56.8)	(31.2)
Total noninterest income	$7,244	$8,906	$7,938	$9,406	$7,134	(18.7)	1.5

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter and Year (Unaudited) – Continued

						Q1 2026 vs.	Q1 2026 vs.
($ in thousands, except per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2025	Q1 2025
NONINTEREST EXPENSE
Salaries and employee benefits	$19,639	$18,582	$18,642	$17,742	$16,440	5.7%	19.5%
Occupancy expense	2,567	2,461	2,406	2,472	2,538	4.3	1.1
Furniture and equipment expense	855	792	892	797	853	8.0	0.2
Software and data processing	5,140	5,197	5,155	4,819	4,691	(1.1)	9.6
Amortization of other intangible assets	1,980	2,000	2,039	2,272	2,278	(1.0)	(13.1)
Legal and professional fees	1,605	1,237	989	1,225	1,613	29.7	(0.5)
FDIC insurance premium expense	995	845	794	1,023	1,091	17.8	(8.8)
Marketing and advertising	311	367	315	384	254	(15.3)	22.4
Fraud losses	111	227	45	83	105	(51.1)	5.7
Other noninterest expense	3,853	3,791	3,102	3,593	3,884	1.6	(0.8)
Total noninterest expense	37,056	35,499	34,379	34,410	33,747	4.4	9.8

Income before income taxes	22,658	20,782	18,985	20,631	18,257	9.0	24.1
Income tax expense	5,570	4,895	4,637	5,124	4,493	13.8	24.0
NET INCOME	$17,088	$15,887	$14,348	$15,507	$13,764	7.6	24.1

Weighted average shares outstanding – basic	33,428,444	33,426,198	33,419,291	33,374,265	33,350,869	0.0%	0.2%
Weighted average shares outstanding – diluted	33,447,767	33,446,103	33,435,862	33,388,013	33,375,318	0.0%	0.2%

Basic net income per common share	$0.51	$0.48	$0.43	$0.46	$0.41	6.3%	24.4%
Diluted net income per common share	$0.51	$0.48	$0.43	$0.46	$0.41	6.3%	24.4%

Dividends paid per common share	$0.12	$0.12	$0.12	$0.12	$0.12	—%	—%

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,601,316	$39,029	6.08%	$2,624,581	$38,796	5.86%	$2,541,527	$35,822	5.72%
Residential real estate	1,450,114	19,311	5.33	1,442,055	19,477	5.40	1,347,035	18,433	5.47
Construction	347,973	5,631	6.56	343,796	5,740	6.62	352,323	5,526	6.36
Commercial	221,542	3,296	6.03	219,874	4,326	7.81	232,900	3,695	6.43
Consumer	262,174	3,534	5.47	274,715	3,711	5.36	304,520	4,042	5.38
Credit cards	4,369	100	9.29	4,598	132	11.40	6,686	77	4.67
Total loans	4,887,488	70,901	5.86	4,909,619	72,182	5.85	4,784,991	67,595	5.71

Investment securities
Taxable	665,729	5,114	3.07	652,990	5,010	3.07	664,002	5,001	3.01
Tax-exempt(1)	647	8	4.95	649	8	4.93	653	8	4.90
Interest-bearing deposits	269,380	2,458	3.70	280,558	2,810	3.97	318,434	3,409	4.34
Total earning assets	5,823,244	78,481	5.44	5,843,816	80,010	5.45	5,768,080	76,013	5.32
Cash and due from banks	44,182			51,611			43,526
Other assets	365,971			371,205			375,929
Allowance for credit losses	(58,742)			(59,879)			(58,294)
Total assets	$6,174,655			$6,206,753			$6,129,241

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) – Continued

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking	$780,713	$4,840	2.51%	$768,769	$5,386	2.78%	$859,698	$7,025	3.31%
Money market and savings deposits	1,812,071	8,696	1.95	1,784,972	9,373	2.08	1,799,707	10,015	2.26
Time deposits	1,270,156	10,624	3.39	1,277,732	12,425	3.86	1,208,250	11,030	3.70
Brokered deposits	11,107	104	3.80	10,942	105	3.81	—	—	—
Interest-bearing deposits(4)	3,874,047	24,264	2.54	3,842,415	27,289	2.82	3,867,655	28,070	2.94
FHLB advances	—	—	—	20,108	246	4.85	50,000	598	4.85
Subordinated debt and guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”)(4)	89,024	1,573	7.17	104,752	2,181	8.26	73,840	1,366	7.50
Total interest-bearing liabilities	3,963,071	25,837	2.64	3,967,275	29,716	2.97	3,991,495	30,034	3.05
Noninterest-bearing deposits	1,564,867			1,609,667			1,549,859
Accrued expenses and other liabilities	46,505			45,602			40,444
Stockholders’ equity	600,212			584,209			547,443
Total liabilities and stockholders’ equity	$6,174,655			$6,206,753			$6,129,241

Net interest spread			2.80%			2.48%			2.27%
Net interest margin			3.64			3.43			3.21
Net interest margin excluding accretion(3)			3.35			3.24			2.99
Cost of funds			1.90			2.11			2.20
Cost of deposits			1.81			1.99			2.10
Cost of debt			7.17			7.71			6.43
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $4.3 million, $4.1 million and $3.7 million of accretion interest on loans for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(4) Interest expense on deposits and borrowings includes amortization of deposit discounts and amortization of borrowing fair value adjustments. There were zero, $1.2 million and $334 thousand of amortization of deposit discounts and $79 thousand, $171 thousand and $232 thousand of amortization of borrowing fair value adjustments for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited)

	Quarter to Date
($ in thousands, except per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
The following reconciles return on average assets, average equity and return on average tangible common equity(1):
Net income	$17,088	$15,887	$14,348	$15,507	$13,764
Annualized net income (A)	$69,301	$63,030	$56,924	$62,198	$55,821

Net income	$17,088	$15,887	$14,348	$15,507	$13,764
Add: amortization of other intangible assets, net of tax	1,493	1,529	1,541	1,708	1,717
Net income excluding amortization of other intangible assets – non-GAAP	18,581	17,416	15,889	17,215	15,481
Annualized net income excluding amortization of other intangible assets – non-GAAP (B)	$75,356	$69,096	$63,038	$69,049	$62,784

Net income	$17,088	$15,887	$14,348	$15,507	$13,764
Add: amortization of other intangible assets, net of tax	1,493	1,529	1,541	1,708	1,717
Adjusted net income – non-GAAP	18,581	17,416	15,889	17,215	15,481
Annualized adjusted net income – non-GAAP (C)	$75,356	$69,096	$63,038	$69,049	$62,784

Net income	$17,088	$15,887	$14,348	$15,507	$13,764
Less: income tax expense	5,570	4,895	4,637	5,124	4,493
Less: provision for credit losses	85	2,827	2,992	1,528	1,028
Pre-tax pre-provision net income – non-GAAP	$22,743	$23,609	$21,977	$22,159	$19,285

Return on average assets – GAAP	1.12%	1.02%	0.95%	1.03%	0.91%
Adjusted return on average assets – non-GAAP	1.22%	1.11%	1.05%	1.15%	1.02%

Average assets	$6,174,655	$6,206,753	$6,020,574	$6,021,385	$6,129,241

Average stockholders’ equity (D)	$600,212	$584,209	$571,247	$558,952	$547,443
Less: average goodwill and core deposit intangible	(92,086)	(94,059)	(96,074)	(98,241)	(100,514)
Average tangible common equity (E)	$508,126	$490,150	$475,173	$460,711	$446,929

Return on average common equity – GAAP (A)/(D)	11.55%	10.79%	9.96%	11.13%	10.20%
Return on average tangible common equity – non-GAAP (B)/(E)	14.83%	14.10%	13.27%	14.99%	14.05%
Adjusted return on average tangible common equity – non-GAAP (C)/(E)	14.83%	14.10%	13.27%	14.99%	14.05%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

	Quarter to Date
($ in thousands, except per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
The following reconciles efficiency ratio – GAAP and adjusted efficiency ratio – non-GAAP(2):
Noninterest expense (F)	$37,056	$35,499	$34,379	$34,410	$33,747
Less: amortization of other intangible assets	(1,980)	(2,000)	(2,039)	(2,272)	(2,278)
Adjusted noninterest expense (G)	$35,076	$33,499	$32,340	$32,138	$31,469

Net interest income (H)	$52,555	$50,202	$48,418	$47,163	$45,898
Add: taxable-equivalent adjustment	89	92	83	81	81
Taxable-equivalent net interest income (I)	$52,644	$50,294	$48,501	$47,244	$45,979

Noninterest income (J)	$7,244	$8,906	$7,938	$9,406	$7,134
Adjusted noninterest income (K)	$7,244	$8,906	$7,938	$9,406	$7,134

Efficiency ratio – GAAP (F)/(H)+(J)	61.97%	60.06%	61.00%	60.83%	63.64%
Adjusted efficiency ratio – non-GAAP (G)/(I)+(K)	58.57%	56.59%	57.30%	56.73%	59.25%

Net operating expense to average assets – GAAP	1.96%	1.70%	1.74%	1.67%	1.76%
Adjusted net operating expense to average assets – non-GAAP	1.83%	1.57%	1.61%	1.51%	1.61%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

($ in thousands, except per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025

The following reconciles book value per common share and tangible book value per common share(1):
Stockholders’ equity (L)	$602,714	$589,873	$577,207	$565,194	$552,470
Less: goodwill and core deposit intangible	(91,008)	(92,988)	(94,988)	(97,027)	(99,299)
Tangible common equity (M)	$511,706	$496,885	$482,219	$468,167	$453,171

Shares of common stock outstanding (N)	33,451,063	33,413,503	33,421,672	33,374,265	33,374,265

Book value per common share – GAAP (L)/(N)	$18.02	$17.65	$17.27	$16.94	$16.55
Tangible book value per common share – non-GAAP (M)/(N)	$15.30	$14.87	$14.43	$14.03	$13.58

The following reconciles equity to assets and tangible common equity to tangible assets(1):
Stockholders’ equity (O)	$602,714	$589,873	$577,207	$565,194	$552,470
Less: goodwill and core deposit intangible	(91,008)	(92,988)	(94,988)	(97,027)	(99,299)
Tangible common equity (P)	$511,706	$496,885	$482,219	$468,167	$453,171

Assets (Q)	$6,206,063	$6,258,818	$6,278,479	$6,037,874	$6,176,563
Less: goodwill and core deposit intangible	(91,008)	(92,988)	(94,988)	(97,027)	(99,299)
Tangible assets (R)	$6,115,055	$6,165,830	$6,183,491	$5,940,847	$6,077,264

Period-end equity to assets – GAAP (O)/(Q)	9.71%	9.42%	9.19%	9.36%	8.94%
Period-end tangible common equity to tangible assets – non-GAAP (P)/(R)	8.37%	8.06%	7.80%	7.88%	7.46%
____________________________________
(1) Management believes that reporting tangible common equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.
(2) Management believes that reporting the adjusted efficiency ratio – non-GAAP more closely measures its effectiveness of controlling cash-based operating activities.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

Regulatory Capital and Ratios for the Company
($ in thousands)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Common equity	$602,714	$589,873	$577,207	$565,194	$552,470
Goodwill(1)	(61,061)	(61,123)	(61,176)	(61,238)	(61,300)
Core deposit intangible(2)	(21,074)	(22,566)	(24,041)	(25,573)	(27,280)
DTAs that arise from net operating loss and tax credit carryforwards	—	(48)	(40)	(39)	—
Accumulated other comprehensive loss	5,270	4,593	4,759	5,603	6,333
Common Equity Tier 1 Capital	525,849	510,729	496,709	483,947	470,223
TRUPS	30,247	30,168	30,085	30,005	29,926
Tier 1 Capital	556,096	540,897	526,794	513,952	500,149
Allowable reserve for credit losses and other Tier 2 adjustments	59,933	60,661	60,852	60,605	59,726
Subordinated debt	58,782	58,893	39,409	44,236	44,053
Total Capital	$674,811	$660,451	$627,055	$618,793	$603,928

Risk-Weighted Assets (“RWA”)	$4,794,374	$4,852,573	$4,867,237	$4,890,679	$4,823,833
Average Assets (“AA”)	6,098,196	6,129,306	5,942,911	5,943,124	6,050,310

Common Equity Tier 1 Capital to RWA	10.97%	10.52%	10.21%	9.90%	9.75%
Tier 1 Capital to RWA	11.60	11.15	10.82	10.51	10.37
Total Capital to RWA	14.08	13.61	12.88	12.65	12.52
Tier 1 Capital to AA (Leverage)	9.12	8.82	8.86	8.65	8.27

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

Regulatory Capital and Ratios for the Bank
($ in thousands)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Common equity	$660,598	$648,279	$639,670	$627,838	$617,071
Goodwill(1)	(61,061)	(61,123)	(61,176)	(61,238)	(61,300)
Core deposit intangible(2)	(21,074)	(22,566)	(24,041)	(25,573)	(27,280)
Accumulated other comprehensive loss	5,270	4,593	4,759	5,603	6,333
Common Equity Tier 1 Capital	583,733	569,183	559,212	546,630	534,824
Tier 1 Capital	583,733	569,183	559,212	546,630	534,824
Allowable reserve for credit losses and other Tier 2 adjustments	59,894	60,563	60,822	60,605	59,726
Total Capital	$643,627	$629,746	$620,034	$607,235	$594,550

Risk-Weighted Assets (“RWA”)	$4,791,223	$4,844,639	$4,864,871	$4,888,558	$4,821,975
Average Assets (“AA”)	6,093,905	6,122,775	5,939,890	5,940,411	6,050,130
___________________________________
(1)Goodwill is net of deferred tax liability.
(2)Core deposit intangible is net of deferred tax liability.

Shore Bancshares, Inc.
Summary of Loan Portfolio (Unaudited)
Portfolio loans are summarized by loan type as follows:

($ in thousands)	March 31, 2026	% of Total Loans	December 31, 2025	% of Total Loans	September 30, 2025	% of Total Loans	June 30, 2025	% of Total Loans	March 31, 2025	% of Total Loans
Commercial real estate	$2,599,815	53.62%	$2,643,996	53.95%	$2,642,601	54.12%	$2,603,974	53.95%	$2,544,107	53.25%
Residential real estate	1,425,733	29.41	1,414,964	28.88	1,383,348	28.33	1,349,010	27.94	1,325,858	27.75
Construction	342,835	7.07	344,903	7.04	352,116	7.21	350,053	7.25	366,218	7.67
Commercial	220,833	4.56	226,006	4.61	221,598	4.54	224,092	4.64	234,499	4.91
Consumer	254,478	5.25	265,912	5.43	278,242	5.70	294,239	6.09	300,007	6.28
Credit cards	4,336	0.09	4,521	0.09	5,064	0.10	6,260	0.13	6,800	0.14
Total loans	4,848,030	100.00%	4,900,302	100.00%	4,882,969	100.00%	4,827,628	100.00%	4,777,489	100.00%
Less: allowance for credit losses	(58,481)		(58,836)		(59,554)		(58,483)		(58,042)
Total loans, net	$4,789,549		$4,841,466		$4,823,415		$4,769,145		$4,719,447

Shore Bancshares, Inc.
Classified Assets and Nonperforming Assets (Unaudited)
Classified assets and nonperforming assets are summarized as follows:

($ in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Classified loans
Substandard	$82,337	$57,366	$48,470	$19,930	$19,434
Total classified loans	82,337	57,366	48,470	19,930	19,434
Special mention loans	97,771	73,401	70,997	65,564	33,456
Total classified and special mention loans	$180,108	$130,767	$119,467	$85,494	$52,890

Classified loans	$82,337	$57,366	$48,470	$19,930	$19,434
Other real estate owned	69	113	120	179	179
Repossessed assets	3,345	2,879	3,432	2,457	2,429
Total classified assets	$85,751	$60,358	$52,022	$22,566	$22,042

Classified assets to total assets	1.38%	0.96%	0.83%	0.37%	0.36%

Nonaccrual loans	$64,958	$39,960	$24,378	$16,782	$15,402
90+ days delinquent accruing	—	255	153	215	894
Other real estate owned (“OREO”)	69	113	120	179	179
Repossessed property	3,345	2,879	3,432	2,457	2,429
Total nonperforming assets	$68,372	$43,207	$28,083	$19,633	$18,904
Accruing borrowers experiencing financial difficulty loans (“BEFD”)	5,263	5,311	6,704	6,709	1,356
Total nonperforming assets and BEFDs modifications	$73,635	$48,518	$34,787	$26,342	$20,260

Nonperforming assets to total assets	1.10%	0.69%	0.45%	0.33%	0.31%

Total assets	$6,206,063	$6,258,818	$6,278,479	$6,037,874	$6,176,563